UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of Registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

291, Route d’Arlon

L-1150 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices including zip code)

+352 2469 7900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to amend the Current Report on Form 8-K previously filed (the “Original 8-K”) by Altisource Portfolio Solutions S.A. (the “Company”) on April 18, 2013, regarding the entry by the Company’s wholly-owned subsidiary, Altisource Solutions S.à r.l. (“Altisource”), into an Agreement (the “Agreement”), dated April 12, 2013, with Ocwen Financial Corporation and its wholly-owned subsidiary, Ocwen Mortgage Servicing, Inc. (collectively, “Ocwen”). This Amendment supersedes the Original 8-K in its entirety.

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2013, Altisource entered into the Agreement with Ocwen, to establish additional terms related to the existing servicing arrangements between Altisource and Ocwen in connection with Ocwen’s acquisition of certain mortgage servicing platform assets of Residential Capital, LLC (the “ResCap Business”).

The Agreement provides that during the term of the existing servicing arrangements (which currently have terms expiring on August 31, 2025, subject to certain renewal rights) between Altisource and Ocwen, (i) Altisource will be the exclusive provider, except as prohibited by applicable law, to Ocwen and all of its subsidiaries and affiliates, of certain services related to the ResCap Business, (ii) Ocwen will not establish similar fee-based businesses that would directly or indirectly compete with Altisource services as they relate to the ResCap Business and (iii) Ocwen and all of its subsidiaries and affiliates will market and promote the utilization of Altisource’s services to their various third party relationships. Additionally, the parties agreed to use commercially reasonable best efforts to ensure that the loans associated with the ResCap Business are boarded onto Altisource’s mortgage servicing platform. The cash consideration paid or payable by Altisource to Ocwen under the Agreement totals $128.75 million, $80.0 million of which was paid on April 12, 2013, with the remaining $48.75 million to be paid in monthly installments for up to five months following the closing. Ocwen will be responsible for all applicable conversion or other restructuring costs incurred by Altisource to provide the services under the Agreement.

On March 29, 2013, Altisource and Ocwen entered into certain amendments to their existing servicing arrangements as required by the Agreement.  These amendments were reported by the Company pursuant to a current report on Form 8-K filed on April 4, 2013.

The Company analyzed the fair value of expected future revenues and operating expenses in establishing the cash consideration paid or payable to Ocwen in connection with the Agreement and believes that the total consideration paid under the Agreement is substantially similar to the consideration that would have been paid under a comparable agreement between unrelated parties.  See the Company’s definitive proxy statement filed on April 2, 2013 for a description of the Company’s relationship with Ocwen.

This description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which was filed as Exhibit 10.1 to the Original 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Amendment is incorporated by reference to this Item 2.01.  We have determined that this transaction will be accounted for as a business combination in accordance with Financial Accounting Standards Board Accounting Standards Codification section 805, Business Combinations, so the Company is including this Item 2.01 to address the reporting requirements of Item 2.01 and Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the transaction described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which the Original Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the transaction described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which the Original 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1

Agreement, dated as of April 12, 2013, by and among Altisource Solutions S.à r.l., Ocwen Financial Corporation and Ocwen Mortgage Servicing, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 18, 2013)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration Officer and General Counsel